Exhibit 99.1

GFI Group Inc. Announces Second Quarter 2011 Results;

Declares Quarterly Cash Dividend

•                  GAAP Total Revenues: $243.7 Million; Non-GAAP Total Revenues: $245.5 Million

•                  GAAP Net Revenues: $210.3 Million; Non-GAAP Net Revenues: $212.0 Million

•                  GAAP Net Income: $6.2 Million or $0.05 per Diluted Share

•                  Non-GAAP Net Income: $8.7 Million or $0.07 per Diluted Share

•                  Quarterly Cash Dividend Declared of $0.05 per Share

New York,  July 28, 2011 — GFI Group Inc. (NYSE: GFIG), a leading provider of wholesale brokerage services, clearing services, electronic execution and trading support products for global financial markets, reported today its financial results for the second quarter ended June 30, 2011.

Highlights

•                  GAAP net revenues were $210.3 million for the second quarter of 2011, an increase of 4.1% from $201.9 million in the second quarter of 2010.  On a non-GAAP basis, net revenues increased 5.6% to $212.0 million from $200.8 million in the second quarter of 2010.

•                  Brokerage revenues for the second quarter of 2011 were $191.0 million compared with $194.2 million in the second quarter of 2010, a decrease of 1.6%.

•                  Compensation and employee benefits expense in the second quarter of 2011 was 69.8% and 69.3% of net revenues on a GAAP and non-GAAP basis, respectively. This compares with 69.9% and 70.3% of net revenues on a GAAP and non-GAAP basis, respectively, in the second quarter of 2010.

•                  Non-compensation expenses were 26.4% of net revenues on a GAAP basis and 25.2% on a non-GAAP basis in the second quarter of 2011.  This compares with 23.0% of net revenues on a GAAP basis and 21.5% on a non-GAAP basis in the second quarter of 2010.

•                  GAAP Net income for the second quarter of 2011 was $6.2 million, or $0.05 per diluted share, compared with $10.4 million, or $0.08 per diluted share, in the second quarter of 2010.  On a non-GAAP basis, net income was $8.7 million, or $0.07 per diluted share, for the second quarter of 2011, compared with $12.0 million, or $0.10 per diluted share, in the second quarter of 2010.

•                  For the six months ended June 30, 2011, GAAP net revenues were $437.7 million, up 5.4%, compared with $415.4 million for the same period in 2010.  Net income on a GAAP basis for the first half of 2011 was $12.9 million or $0.10 per diluted share compared to $23.8 million or $0.19 per diluted share in the first half of 2010.  On a non-GAAP basis, net revenues for the six months ended June 30, 2011 were $446.5 million, up 7.7%, compared with $414.4 million in the same period in 2010, while net income for the first half of 2011 was $22.4 million or $0.18 per diluted share compared with $26.3 million or $0.21 per diluted share in 2010.

Michael Gooch, Chairman and Chief Executive Officer of GFI, commented: “The quarter ended strongly with brokerage revenues up 18% in June year over year, offsetting a slow start to the quarter.  Net revenues were up 5.6% on a non-GAAP basis in the second quarter of 2011 year over year, due to growth in software, analytics and market data revenues, as well as the addition of Kyte.

“The largest positive contributor to brokerage revenues in the second quarter came from emerging markets in Latin America, Eastern Europe and Asia, which drove a 26.8% increase in financial product revenues over the second quarter of 2010.  Equity, commodity and fixed income product revenues were down 5.1%, 7.6% and 12.5%, respectively, in the second quarter of 2011 year over year.

“Compensation and employee benefits expense was up from the second quarter of 2010, but showed improvement as a percentage of net revenues on a GAAP and a non-GAAP basis.  Non-compensation expenses were also higher than the second quarter of 2010, due to a number of factors, including higher travel and promotion expenses, professional fees, technology investment, data and communication costs, and expenses incurred by Kyte.  However, non-compensation expenses were down slightly in the second quarter of 2011 on a non-GAAP basis compared to the first quarter of 2011.

“Looking at the third quarter of 2011 to date, our preliminary brokerage revenues for July are tracking up 11% compared with brokerage revenues for the same month last year.  This July performance follows an active June, which was our best month in the second quarter.  We believe that markets will remain active in the latter half of 2011.  Additionally, our software, analytics and market data revenues for the third quarter are tracking up 22% compared to the same period last year.

“We continue to work with regulators in the U.S. and Europe as OTC derivative market rules are developed that will define certain aspects of how our business is conducted in the future.  We believe that the final rules will promote enhanced regulatory transparency, centralized clearing and efficient execution; all factors that we believe will benefit and eventually grow the global derivative markets.  We also continue to invest in our technology and infrastructure to allow for a seamless transition to the new market landscape post-regulation.

“In July, we completed an offering of $250 million of 8.375% senior notes that mature in 2018.  The proceeds from the offering were used to pay down our existing credit facility and our senior notes that were due in 2013.  The offering will also provide us with additional capital for acquisitions and other corporate purposes.

Mr. Gooch concluded:  “We are pleased to declare a quarterly cash dividend of $0.05 per share to our shareholders.”

Revenues

Total revenues were $243.7 million and $245.5 million on a GAAP and non-GAAP basis, respectively, in the second quarter of 2011, as compared with $209.5 million and $208.4 million on a GAAP and non-GAAP basis in the second quarter of 2010.  Net revenues were $210.3 million and $212.0 million on a GAAP and non-GAAP basis, respectively, in the second quarter of 2011, as compared with $201.9 million and $200.8 million on a GAAP and non-GAAP basis in the second quarter of 2010.  Non-GAAP net revenues in the second quarter of 2011 excluded a $1.5 million mark-to-market loss on forward hedges of future foreign currency revenues, a $0.8 million loss related to a future purchase commitment and a gain of $0.6 million related to the recovery of certain previously reserved balances.

Brokerage revenues in the second quarter of 2011 were $191.0 million compared with $194.2 million in the second quarter of 2010.  By geographic region, brokerage revenues for the second quarter of 2011 increased 10.0% in Asia-Pacific and 4.3% in the Americas, while decreasing 8.2% in Europe, the Middle East and Africa, compared with the second quarter of 2010.

Revenues from trading software, analytics and market data products for the second quarter of 2011 were $18.4 million, up 26.8% from the second quarter of 2010.  Our Trayport subsidiary’s software revenues grew 39.1% year over year due to continued growth from new and existing customers, as well as from new products.

Expenses

For the second quarter of 2011, compensation and employee benefits expense was $146.8 million on a GAAP and non-GAAP basis. This compares with $141.1 million on a GAAP and non-GAAP basis in the second quarter of 2010.  Compensation and employee benefits expense decreased to 69.8% and 69.3% of net revenues on a GAAP and non-GAAP basis, respectively, in the second quarter of 2011 from 69.9% and 70.3% of net revenues on a GAAP and non-GAAP basis in 2010.

On a GAAP basis, non-compensation expenses for the second quarter of 2011 were $55.6 million or 26.4% of net revenues, compared with $46.5 million, or 23.0% of net revenues, in the second quarter of 2010.  On a non-GAAP basis, non-compensation expenses for the second quarter of 2011 were $53.5 million, or 25.2% of net revenues, compared with $43.2 million, or 21.5% of net revenues, in the second quarter of 2010.

The effective tax rate for the six months ended June 30, 2011 was 26.0% on a GAAP basis and 28.5% on a non-GAAP basis, as compared with 31.0% on both a GAAP and a non-GAAP basis in the first half of 2010.

Earnings

Net income on a GAAP basis for the second quarter of 2011 was $6.2 million, or $0.05 per diluted share, compared with net income of $10.4 million, or $0.08 per diluted share, in the second quarter of 2010.  On a non-GAAP basis, net income for the second quarter of 2011 was $8.7 million, or $0.07 per diluted share, compared with $12.0 million, or $0.10 per diluted share, for the second quarter of 2010.

Six Month Results

Net revenues for the six months ended June 30, 2011 were $437.7 million on a GAAP basis, compared to net revenues of $415.4 million for the six months ended June 30, 2010.  Net income was $12.9 million, or $0.10 per diluted share, for the six months ended June 30, 2011 compared with net income of $23.8 million, or $0.19 per diluted share, for the same period in 2010.

On a non-GAAP basis, net revenues for the six months ended June 30, 2011 were $446.5 million compared to $414.4 million for the same period in 2010.  Net income was $22.4 million, or $0.18 per diluted share, for the six months ended June 30, 2011 compared with net income of $26.3 million, or $0.21 per diluted share, for the first six months of 2010.

Non-GAAP Financial Measures

To supplement GFI’s unaudited financial statements presented in accordance with GAAP, the Company uses certain non-GAAP measures of financial performance.  The presentation of these non-GAAP financial measures is not intended to be considered in isolation from, as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP, and may be different from non-GAAP financial measures used by other companies.  In addition, these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP.  The non-GAAP financial measures used by GFI include non-GAAP total revenues, non-GAAP net revenues, non-GAAP net income, non-GAAP diluted earnings per share and adjusted EBITDA. These non-GAAP financial measures currently exclude amortization of acquired intangibles and certain other items that management views as non-operating or non-recurring from the Company’s statement of income as detailed in the reconciliation included in the financial tables attached to this release.

In addition, GFI may consider whether other significant non-operating or non-recurring items that arise in the future should also be excluded in calculating the non-GAAP financial measures it uses.  The non-GAAP financial measures also take into account income tax adjustments with respect to the excluded items.

GFI believes that these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provide meaningful supplemental information regarding the Company’s performance by excluding certain items that may not be indicative of the Company’s core business, operating results or future outlook.  GFI’s management uses, and believes that investors benefit from referring to these non-GAAP financial measures in assessing the Company’s operating results, as well as when planning, forecasting and analyzing future periods.  These non-GAAP financial measures also facilitate comparisons of the Company’s performance to prior periods.

In addition to the reasons stated above, which are generally applicable to each of the items GFI excludes from its non-GAAP financial measures, the Company believes it is appropriate to exclude amortization of acquired intangibles because when analyzing the operating performance of an acquired business, GFI’s management focuses on the total return provided by the investment (i.e., operating profit generated from the acquired entity as compared to the purchase price paid) without taking into consideration any charges for allocations made for accounting purposes.  Further, because the purchase price for an acquisition necessarily reflects the accounting value assigned to intangible assets, when analyzing the operating performance of an acquisition in subsequent periods, the Company’s management excludes the GAAP impact of acquired intangible assets on its financial results.  GFI believes that such an approach is useful in understanding the long-term return provided by an acquisition and that investors benefit from a supplemental non-GAAP financial measure that excludes the accounting expense associated with acquired intangible assets.

A reconciliation of the non-GAAP amounts to GAAP amounts is included in the financial tables attached to this release.

Dividend Declaration

The Board of Directors of GFI Group has declared a quarterly cash dividend of $0.05 per share payable on August 31, 2011 to shareholders of record on August 17, 2011.

Conference Call

GFI has scheduled an investor conference call to discuss its second quarter results at 8:30 a.m. (Eastern Time) on Friday, July 29, 2011. Those wishing to listen to the live conference call via telephone should dial 1-800-860-2442 in North America and +1-412-858-4600 in Europe, and ask for “GFI”.

A live audio web cast of the conference call will be available on the Investor Relations section of GFI’s Website. For web cast registration information, please visit: http://www.gfigroup.com. Following the conference call, an archived recording will be available at the same site.

Supplementary Financial Information

GFI Group has posted details of its historical monthly brokerage revenues on the Investor Relations page of its web site under the heading Supplementary Financial Information. The Company currently plans to post this information quarterly in conjunction with its announcement of earnings, but does not undertake a responsibility to continue to provide or update such information.

About GFI Group Inc.

GFI Group Inc. (NYSE: “GFIG”) is a leading provider of wholesale brokerage services, clearing services, electronic execution and trading support products for global financial markets. GFI Group Inc. provides brokerage services, market data, trading platform and analytics software products to institutional clients in markets for a range of fixed income, financial, equity and commodity instruments.

Headquartered in New York, GFI was founded in 1987 and employs more than 2,000 people with additional offices in London, Paris, Hong Kong, Seoul, Tokyo, Singapore, Sydney, Cape Town, Santiago, Bogota, Dubai, Dublin, Tel Aviv, Calgary, Los Angeles, Englewood (NJ) and Sugar Land (TX). GFI Group Inc. provides services and products to over 2,600 institutional clients, including leading investment and commercial banks, corporations, insurance companies and hedge funds. Its brands include GFISM, GFInet®, CreditMatch®, GFI ForexMatch®, EnergyMatch®, FENICS®, Starsupply®, Amerex®, Trayport® and Kyte®.

Forward-looking statement

Certain matters discussed in this press release contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this press release, the words “anticipate,” “believe,” “estimate,” “may,” “might,” “intend,” “expect” and similar expressions identify such forward-looking statements. Actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements contained herein. These forward-looking statements are based largely on the expectations of GFI Group Inc. (the “Company”) and are subject to a number of risks and uncertainties. These include, but are not limited to, risks and uncertainties associated with: economic, political and market factors affecting trading volumes; securities prices or demand for the Company’s brokerage services; competition from current and new competitors; the Company’s ability to attract and retain key personnel, including highly-qualified brokerage personnel; the Company’s ability to identify and develop new products and markets; changes in laws and regulations governing the Company’s business and operations or permissible activities; the Company’s ability to manage its international operations; financial difficulties experienced by the Company’s customers or key participants in the markets in which the Company focuses its brokerage services; the Company’s ability to keep up with technological changes; uncertainties relating to litigation and the Company’s ability to assess and integrate acquisition prospects. Further information about factors that could affect the Company’s financial and other results is included in the Company’s filings with the Securities and Exchange Commission. The Company does not undertake to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Relations Contacts:

Christopher Giancarlo

Executive Vice President

investorinfo@gfigroup.com

Chris Ann Casaburri

Investor Relations Manager

212-968-4167

chris.casaburri@gfigroup.com

Media Contact:

Patricia Gutierrez

Vice President - Public Relations

212-968-2964

patricia.gutierrez@gfigroup.com

- FINANCIAL TABLES FOLLOW -

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GFI Group Inc. and Subsidiaries

Consolidated Statements of Income (unaudited)

(In thousands except share and per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010
Revenues
Agency commissions	$136,513	$137,624	$283,996	$281,454
Principal transactions	54,475	56,526	124,962	116,822
Total brokerage revenues	190,988	194,150	408,958	398,276
Clearing services revenues	27,680	—	55,350	—
Interest income from clearing services	670	—	1,012	—
Equity in net earnings (losses) of unconsolidated businesses	4,757	(92)	5,683	11
Software, analytics and market data	18,403	14,519	35,491	29,419
Other income (loss)	1,233	919	(1,313)	2,668
Total revenues	243,731	209,496	505,181	430,374

Interest and transaction-based expenses
Transaction fees on clearing services	26,752	—	53,821	—
Transaction fees on brokerage services	6,079	7,554	12,684	14,978
Interest expense from clearing services	617	—	943	—
Total interest and transaction-based expenses	33,448	7,554	67,448	14,978
Revenues, net of interest and transaction-based expenses	210,283	201,942	437,733	415,396

Expenses
Compensation and employee benefits	146,839	141,109	306,320	285,772
Communications and market data	15,106	10,695	30,177	22,581
Travel and promotion	10,198	9,341	20,401	18,234
Rent and occupancy	5,988	5,255	11,861	10,686
Depreciation and amortization	9,801	7,844	19,675	16,028
Professional fees	5,672	6,247	12,775	12,844
Interest on borrowings	3,276	2,730	6,212	5,305
Other expenses	5,573	4,342	12,206	9,453
Total other expenses	202,453	187,563	419,627	380,903

Income before provision for income taxes	7,830	14,379	18,106	34,493

Provision for income taxes	2,036	3,955	4,708	10,693

Net income before attribution to non-controlling shareholders	5,794	10,424	13,398	23,800

Less: Net (loss) income attributable to non-controlling interests	(357)	—	501	—
GFI’s net income	$6,151	$10,424	$12,897	$23,800

Basic earnings per share	$0.05	$0.09	$0.11	$0.20
Diluted earnings per share	$0.05	$0.08	$0.10	$0.19

Weighted average shares outstanding - basic	120,341,423	119,593,107	119,935,282	119,102,754

Weighted average shares outstanding - diluted	127,559,237	123,750,775	127,882,378	123,308,715

GFI Group Inc. and Subsidiaries

Consolidated Statements of Income (unaudited)

As a Percentage of Net Revenues

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010
Revenues
Agency commissions	64.9%	68.1%	64.9%	67.8%
Principal transactions	25.9%	28.0%	28.5%	28.1%
Total brokerage revenues	90.8%	96.1%	93.4%	95.9%
Clearing services revenues	13.2%	—	12.7%	—
Interest income from clearing services	0.3%	—	0.2%	—
Equity in net earnings (losses) of unconsolidated businesses	2.3%	-0.1%	1.3%	—
Software, analytics and market data	8.7%	7.2%	8.1%	7.1%
Other income (loss)	0.6%	0.5%	-0.3%	0.6%
Total revenues	115.9%	103.7%	115.4%	103.6%

Interest and transaction-based expenses
Transaction fees on clearing services	12.7%	—	12.3%	—
Transaction fees on brokerage services	2.9%	3.7%	2.9%	3.6%
Interest expense from clearing services	0.3%	—	0.2%	—
Total interest and transaction-based expenses	15.9%	3.7%	15.4%	3.6%
Revenues, net of interest and transaction-based expenses	100.0%	100.0%	100.0%	100.0%

Expenses
Compensation and employee benefits	69.8%	69.9%	70.0%	68.8%
Communications and market data	7.2%	5.3%	6.9%	5.4%
Travel and promotion	4.8%	4.6%	4.7%	4.4%
Rent and occupancy	2.8%	2.6%	2.7%	2.6%
Depreciation and amortization	4.7%	3.9%	4.5%	3.9%
Professional fees	2.7%	3.1%	2.9%	3.1%
Interest on borrowings	1.6%	1.4%	1.4%	1.3%
Other expenses	2.7%	2.1%	2.8%	2.2%
Total other expenses	96.3%	92.9%	95.9%	91.7%

Income before provision for income taxes	3.7%	7.1%	4.1%	8.3%

Provision for income taxes	1.0%	2.0%	1.1%	2.6%

Net income before attribution to non-controlling shareholders	2.7%	5.1%	3.0%	5.7%

Less: Net (loss) income attributable to non-controlling interests	-0.2%	—	0.1%	—
GFI’s net income	2.9%	5.1%	2.9%	5.7%

GFI Group Inc. and Subsidiaries

Selected Financial Data (unaudited)

(Dollars in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010

Brokerage Revenues by Product Categories:
Fixed Income	$53,184	$60,810	$124,691	$132,294
Financial	49,597	39,123	98,102	77,233
Equity	44,205	46,587	92,362	94,153
Commodity	44,002	47,630	93,803	94,596

Total brokerage revenues	$190,988	$194,150	$408,958	$398,276

Brokerage Revenues by Geographic Region:
Americas	$75,584	$72,483	$152,605	$149,884
Europe, Middle East, and Africa	93,170	101,462	205,062	209,339
Asia-Pacific	22,234	20,205	51,291	39,053

Total brokerage revenues	$190,988	$194,150	$408,958	$398,276

	June 30,	December 31,
	2011	2010

Consolidated Statement of Financial Condition Data:
Cash and cash equivalents	$257,992	$313,875
Deposits with clearing organizations	42,836	26,845
Total balance sheet cash on hand	300,828	340,720
Balance sheet cash per share	2.47	2.79

Total assets (1)	1,662,506	1,271,024
Total debt, including current portion	192,632	192,446
Stockholders’ equity	489,925	490,711

Selected Statistical Data:
Brokerage personnel headcount (2)	1,228	1,161
Employees	2,089	1,990
Broker productivity for the period (3)	$160	$156

(1)         Total assets include receivables from brokers, dealers and clearing organizations of $640.4 million and $243.8 million at June 30, 2011 and December 31, 2010, respectively. These receivables primarily represent securities transactions entered into in connection with our matched principal business which have not settled as of their stated settlement dates, as well as balances with clearing organizations. These receivables are substantially offset by corresponding payables to brokers, dealers and clearing organizations for these unsettled transactions.

(2)         Brokerage personnel headcount includes brokers, traders, trainees and clerks.

(3)         Broker productivity is calculated as brokerage revenues divided by average monthly brokerage personnel headcount for the quarter.

GFI Group Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Financial Measures (unaudited)

(In thousands except share and per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010

GAAP revenues	$243,731	$209,496	$505,181	$430,374
Mark-to-market loss (gain) on forward hedges of future foreign currency revenues	1,496	(1,095)	5,936	(997)
Fair value mark-to-market on future purchase commitment	832	—	1,563	—
Recovery of previously reserved balances	(609)	—	(609)	—
Accounting impact of increased ownership stake in an investee	—	—	1,863	—
Total Non-GAAP revenues	245,450	208,401	513,934	429,377

GAAP interest and transaction-based expenses	33,448	7,554	67,448	14,978

Non-GAAP revenues, net of interest and transaction based expenses	212,002	200,847	446,486	414,399

GAAP other expenses	202,453	187,563	419,627	380,903
Amortization of intangibles	(3,073)	(1,430)	(6,105)	(2,827)
Professional & other fees for business development activities	—	(1,860)	—	(1,860)
Gain on settlement of pre-acquisition receivable	942	—	942	—
Non-GAAP other expenses	200,322	184,273	414,464	376,216

Income tax impact on Non-GAAP items	1,293	642	4,418	1,143
Non-GAAP provision for income taxes	3,329	4,597	9,126	11,836

Net (loss) income attributable to non-controlling interests	(357)	—	501	—

GFI’s Non-GAAP net income	$8,708	$11,977	$22,395	$26,347

Non-GAAP diluted net income per share	$0.07	$0.10	$0.18	$0.21

Weighted average Non-GAAP shares outstanding - diluted	127,559,237	123,750,775	127,882,378	123,308,715

GFI Group Inc.

Adjusted EBITDA

						Last twelve
($ in ‘000’s, except share and per share amounts)	2Q10	3Q10	4Q10	1Q11	2Q11	months (LTM)

Net Income (loss) per U.S. GAAP before attribution to non-controlling interests	$10,424	$(2,335)	$4,454	$7,604	$5,794

Plus: Net (income) loss attributable to non-controlling interests	—	(151)	(153)	(858)	357
GFI’s Net Income (Loss)	10,424	(2,486)	4,301	6,746	6,151

Plus/Less: Extraordinary and other non-recurring (gains) and losses (i.e., non-GAAP adjustments)	2,195	9,012	746	10,066	3,850

Plus: Interest expense	2,730	3,204	2,981	3,262	3,893

Less: Interest income	(77)	(914)	(774)	(690)	(1,090)

Plus: Income tax expense (benefit)	3,955	(1,050)	(3,759)	2,672	2,036

Plus: Depreciation and amortization expense (excluding intangibles)	6,414	6,737	6,678	6,842	6,728

Plus: Amortization of RSU’s	6,511	6,894	6,485	7,492	7,917

Plus: Amortization of cash sign-on bonuses	8,344	5,070	5,823	5,998	5,496

Adjusted EBITDA	$40,496	$26,467	$22,481	$42,388	$34,981	$126,317

Weighted average shares outstanding - diluted						127,559,237

Adjusted EBITDA per share (pre-tax)						$0.99